Effective as of October 18, 2006 the following classes of Contracts are hereby added to this Schedule 2 and made subject to the Agreement:

Policy Marketing Name	SEC 1933 Act Registration Number (if applicable)	Name of Supporting Account	Annuity or Life
M’s Versatile Product VI	333-61135	Pacific Select Separate Account of Pacific Life Insurance Company	Life

IN WITNESS WHEREOF, the Fund, the Adviser, the Distributor and the Company hereby amend this Schedule 2 in accordance with Article XI of the Agreement.

M FUND, INC.		PACIFIC LIFE INSURANCE COMPANY

By:	/s/GERALD GRAVES	By:	/s/JAMES T. MORRIS

	Name: Gerald Graves		Name: James T. Morris
	Title: President		Title: Chief Operating Officer

M FINANCIAL INVESTMENT ADVISERS, INC.		PACIFIC LIFE & ANNUITY COMPANY

By:	/s/GERALD GRAVES	By:	/s/MA BELL

	Name: Gerald Graves		Name: Michael A. Bell
	Title: President		Title: Executive Vice President

M HOLDINGS SECURITIES, INC.		M LIFE INSURANCE COMPANY

By:	/s/HEIDI DONAHE	By:	/s/RANDY O’CONNOR

	Name: Heidi Donahe		Name: Randy O’Connor
	Title: President		Title: Senior Vice President